1 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call EVENT DATE/TIME: AUGUST 03, 2012 / 10:00AM EDT

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. C O R P O R A T E P A R T I C I P A N T S Joe Hete Air Transport Services Group, Inc. - President and CEO Quint Turner Air Transport Services Group, Inc. - CFO Rich Corrado Air Transport Services Group, Inc. - Chief Commercial Officer C O N F E R E N C E C A L L P A R T I C I P A N T S Jack Atkins Stephens Inc. - Analyst Helane Becker Dahlman Rose & Co. - Analyst Alex Brand SunTrust Robinson Humphrey - Analyst Kevin Sterling BB&T Capital Markets - Analyst Adam Ritzer R. W. Pressprich & Co. - Analyst P R E S E N T A T I O N Operator Good day, ladies and gentlemen, and welcome to the Air Transport Services Group second-quarter 2012 earnings conference call. At this time, all participants are in listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Mr. Joe Hete, Chief Executive Officer of Air Transport Services Group. Please proceed. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thank you, moderator. Welcome, everyone, to our second-quarter 2012 conference call. I'm Joe Hete, President and Chief Executive Officer. With me today are Quint Turner, our Chief Financial Officer; Joe Payne, our Senior Vice President and Corporate General Counsel; and Rich Corrado, our Chief Commercial Officer. We released our second-quarter results and filed our 10-Q yesterday. Both are available from our website, ATSGinc.com. Our second-quarter earnings finished nearly where they were a year ago, which is a significant achievement, considering the loss of our second-largest customer at the end of last year. More important, our results are far better than in the first quarter, when we devoted a lot attention to re-organizing our airline operations. The results of that work are becoming apparent and they will get even stronger in the second half. But the quarter could have been a lot stronger had revenues met our expectations. Our customers were tentative about making commitments to new capacity because the direction and pace of the economy is still unclear. As we said in our news release, we're not going to reach the 2012 EBITDA levels we had planned to achieve at the beginning of the year. We have set a new target that is based on the aircraft deployment and utilization rates we believe we can deliver. After Quint starts us off with a summary of our second-quarter financials, I'll talk more about our outlook, and why our strategy and our solid balance sheet, position us to resume our growth track. Quint? Quint Turner - Air Transport Services Group, Inc. - CFO Thanks, Joe, and good morning, everybody.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. As I always do, I need to start by advising everyone that during the course of the call, we will make projections or other forward-looking statements that involve risks and uncertainties. Our actual results and other future events may differ materially from those we describe here. These forward-looking statements are based on information, plans, and estimates as of the date of this call, and Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in the underlying assumptions, factors, new information or other changes. These factors include, but are not limited to - changes in the market demand for assets and services, timely completion of additional Boeing 767 and 757 aircraft modifications scheduled during 2012, our continuing ability to place completed aircraft into commercial service, the availability and cost to acquire used passenger aircraft for freighter conversion and redeploy or sell surplus aircraft, our operating airline's ability to maintain on-time service and control costs, and our ability to merge two of our airline operations that were impacted by Schenker's elimination of its US air cargo network in 2011. There are also other factors contained from time-to-time in our filings with the SEC, including our second-quarter Form 10-Q. We will also refer to non-GAAP financial measures from continuing operations, including EBITDA, as well as adjusted pretax earnings, which management believes are useful to investors in assessing ATSG's financial position and results. These non-GAAP measures are not meant to substitute for the GAAP financials. We advise you to refer to the reconciliation to GAAP measures, which was included in our second-quarter news release and can also be found on our website. As Joe said, the second-quarter reflects both the progress we've made in reorganizing our ACMI services operations and the negative aspect of losing a major customer and the effects of a softening economy. We continue to see business growth with large global carriers like DHL, while regional market conditions are providing challenges to other customers. Despite the challenges presented by the current economic environment, we expect to continue to leverage our strong balance sheet and flexible strategy for deploying our mid-size freighters into short-term ACMI and long-term dry leasing arrangements. I'll quickly cover the highlights for the quarter and review several items on our balance sheet and cash flow statements that we want to call to your attention. Revenues for the quarter were $153.6 million, up from $145.5 million in the first quarter, while down from last year's $193.1 million. Direct reimbursed revenue, mostly fuel costs for aircraft used in the BAX/Schenker North American network, which ceased operations at the end of 2011, accounted for $29.3 million of the $39.5 million year-over-year decline in revenues. Net earnings from continuing operations for the quarter were $11.2 million, up from $6.7 million in the first quarter of 2012, as our ACMI Services segment's pre-tax losses narrowed to $1.6 million from the previous quarter's $8.2 million loss. Net earnings from continuing operations for second quarter of 2011 were $12.3 million. Second-quarter 2012 results included $200,000 in unrealized gains on derivative instruments and a $160,000 loss from discontinued operations. For the first six months, revenues were $299.1 million compared to $368.2 million in 2011. Most of the decline can be attributed to the loss of the BAX/Schenker business. Net earnings from continuing operations were $17.9 million, up from $15.2 million a year ago. Net earnings from 2011 included $6.8 million in non-cash pre- tax charges for early termination of our former credit facilities, which we replaced last year with a new five-year credit agreement under more favorable terms, and just last week extended for another year. Our adjusted EBITDA, which excludes derivative gains, was $43.1 million in the quarter, down from $46.7 million in the second quarter of 2011, including EBITDA for the first six months to $77.2 million. In our news release, we have lowered our adjusted EBITDA guidance from continuing operations for 2012 to $170 million, which implies a stronger second-half of about $93 million. Joe will explain what the new guidance means and our perspective on the second-half trend in his remarks.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Our leasing business, CAM, has pre-tax earnings of $16.7 million for the quarter, up 22 percent over second-quarter 2011. Revenues increased 16 percent to $38.1 million from last year's second quarter. Revenues and pre-tax earnings for the second quarter were affected by a $700,000 reserve against dry-leasing revenue for a Boeing 767-200 freighter, as that customer has been unable to keep up payments. We're staying in touch with them about their progress. In the event that an aircraft is returned to us, however, we are also prepared to fully enforce our lease terms, including the pursuit of past due amounts. At the end of the second quarter, CAM owned 54 serviceable aircraft. Twenty-one of the aircraft were leased to external customers, with 32 leased to our affiliate airlines. CAM owned 61 aircraft at the end of second quarter 2011. Nineteen were leased externally, and the remaining 42 were leased to our affiliate airlines, including 16 DC-8s and 727s from the Schenker network that have since been retired from service. Our airlines also operate four Boeing 727-200s and two 767-300s that are leased to us by third parties. In the first half of 2012, CAM added two 767-300s and one 767- 200s. Three more 767-300s are due out of freighter conversion in the second-half of this year. Once again, we have provided a quick summary of our fleet changes in a table at the end of our earnings release. Our ACMI Services segment improved significantly on a sequential quarter basis. Its pre-tax net loss narrowed to $1.6 million, a $6.6 million improvement on the first quarter's $8.2 million loss. All three ATSG Airlines contributed to the improved results. Air Transport International, or ATI, Capital Cargo International Airlines, or CCIA, had the most significant improvements, cutting their pre-tax losses by $5.3 million. As we said in the first quarter conference call, we are merging ATI and CCIA to bring the airlines in line with the remaining non-Schenker business volumes. We expect that merger to be completed by the end of 2012. ACMI Services results were affected by a delay in placement of two Boeing 767-300 aircraft into revenue service, certification costs, crew training costs, higher pension expenses, and increased rent expenses, with one additional aircraft leased from a third party. Revenues for this segment were $101.3 million, excluding fuel and other reimbursed expenses. That's an increase from the first quarter's $96.3 million, but down from $115.1 million in the second quarter of 2011. BAX/Schenker contributed $25 million in non-reimbursed revenues in the second quarter 2011. Overall, ACMI block hours flown were down 15%, but block hours flown for customers other than BAX/Schenker increased 15% from a year ago. We picked up a bit of additional revenue from the first quarter, with a few additional deployments, mostly in June. At the start of that month, ABX Air began to operate a 767-200 and a 767-300 freighter for DHL under short-term ACMI agreements, bringing the number of 767 freighters deployed in DHL's US network to 20. Also in June, ATI began operating three Boeing 767 freighters for DHL in the Middle East, making it four 767s that ATI operates for DHL in that region. And of course, we continue to benefit from the US military's extension of our combi service. Last week, we received great news that the Air Mobility Command had accepted ATI's bid for continued combi flying for two more years. through September 2014. Joe will discuss that contract during his overview. Pre-tax earnings from all other activities nearly doubled from the second quarter 2011 to $3.2 million, driven primarily by revenue growth at our aircraft maintenance subsidiary, AMES. We also benefited from steps to improve efficiency at our mail-sorting operations for the US Postal Service. As it stands today, our 2012 capex budget remains at between $180 million and $200 million. That includes acquiring two 767-300s and modifying a total of five, plus completing mods of two 757-200s before the end of the year, including our first combi. We spent approximately $69.5 million in the first half versus $102.7 million for the same period a year ago. Through June 30, we have drawn $131 million against our revolving credit facility. In mid-July, ATSG obtained commitments under the facility's accordion feature to increase the limit on the revolver portion of the secured credit facility from $175 million to $225 million. Commitments for the additional revolver capacity were 40 percent oversubscribed, reflecting continuing strong support from our bank consortium, led by SunTrust. At the same time, we've extended the credit facility maturity by more than a year to July 2017. Our debt-to-EBITDA ratio at the beginning of the second quarter was slightly above two times adjusted EBITDA, which qualified us for continued low interest rates of 2.5 percent on our revolver throughout that period. Before I turn the call back to Joe, I want to say that we are confident about our business and its prospects for the future, despite the slowing economy. While we have reduced our adjusted EBITDA guidance for 2012, we will continue to grow and invest in our fleet of midsize freighters. With that, I'll turn the call back to Joe Hete for his operating review and more on the outlook. Joe?

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thanks, Quint. The last 12 months have been another test of our fundamental strategy, which is focused on earning a market rate of return on our aircraft assets, no matter how our customers choose to use them. Thanks to that strategy, we are performing well and remain strong, because we have allocated our fleet not just toward our highest return opportunity, but into a mix of short-term ACMI and long-term dry leased arrangements that keep us well balanced in uncertain times. Most of you know it was just over a year ago that we learned that BAX/Schenker, our second-largest customer, planned to shut down the air cargo network we operated for them and pursue other sources of support. Our DHL experience prepared us to deal with Schenker's decision. After their announcement on July 22 last year, we immediately began assessing how we could support their customers through a rapid wind-down, while examining the longer-term options for our two airlines that support Schenker, ATI and CCIA. Because we've planned wisely and acted quickly to reduce our costs, ATI and CCIA are already much more efficient and more cost-competitive than they were last quarter, and our second-quarter results show it. We have reduced personnel expense by 24 percent from second-quarter 2011. Their combined revenues grew about $4.3 million from the first quarter, and their results accounted for more than 70 percent of the consecutive-quarter improvement in our ACMI Services segment. We soon realized that we could get the biggest savings by merging the operations of CCIA into ATI, the larger of the two airlines, and the one that already operates some of our 767s. Since regulators have already approved our plans, we expect to accomplish that by the end of this year. The benefits of that combination, which we project to be $4.5 million on an annualized basis, won't be realized until we substantially complete a long list of required steps. We will see some of that synergy benefit in the fourth quarter, with the full effect realized starting 2013. Our longer-term outlook for ACMI Services also will benefit from the Air Mobility Command's decision to choose ATI as its sole-source provider of combi through at least September of 2014. Merging CCIA's existing 757 operating experience into ATI, which will be introducing our new 757 combi, will be another significant benefit from the merger. Winning the combi bid also validates our decision a year ago to invest in the 757 program, and it provides a solid financial foundation for future success at ATI. Our first 757 combi will come out of mod later this year. We expect to have several more of them to insert as replacements for our DC-8s over the course of the next 12 months. That combi is one of five aircraft due to complete conversion through the rest of the year. We're modifying one other 757 into freighter configuration for DHL, which intends to deploy it as a replacement for one of our 727s in its North American network. The other three are 767-300s. Our intention is to have all three under contract when they have completed mod and all other necessary checks. Assuming that schedule sticks, we will have added eight owned freighters this year - one 767-200, five 300s, and two 757-200s. We also took possession of one more 767-300 under an operating lease in May. Deployment has been more challenging. As we indicated to you in May, we sent three more 767s to DHL's network in the Middle East, albeit three months later than we projected. They joined one of our other 767s that has been there since last year. We also placed two 767s, one 200 and one 300, into DHL's North American network at the beginning of June. One more 300 that was expected to enter service with an international customer last quarter was delayed, and is now due to enter service this month. Rich Corrado, our chief commercial officer, is available to provide some additional color on the current market picture during Q&A. I know he would agree that while we get very positive feedback from potential customers about the value we can deliver, their eyes are fixed on the economy and where they expect it to be next year. Turning to our guidance, it's important to note what has changed since we set our $190 million to $200 million EBITDA target range at the start of the year, and what has not. Back then, we knew we would need to re-organize our airlines after losing the Schenker business. That was a given and it was factored into our forecasts. While our industry was benefiting from an improving economic trend earlier this year, we underestimated the degree to which increasing uncertainty would impact our customers' confidence in their own opportunities and their willingness to make aircraft capacity commitments.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Reducing our outlook to a new EBITDA target of about $170 million reflects our updated assessment of the revenue streams we can earn from the additional aircraft we have placed in service, and those we will add through the rest of the year. The new EBITDA target acknowledges the more challenging environment, and reflects a relatively flat outlook for the third quarter, with a significant improvement in the seasonally strong fourth quarter. That's a quick overview of our operations and our view of our near-term outlook. Let me offer you a few more thoughts on our future and why, despite the current environment affecting our entire industry, we remain optimistic about our long-term prospects for growth. Within our niche, the dedicated, mid-sized freighter market, we are clearly the leader. Airlines that need exclusive use of medium wide-body freighters with maintenance support and the option for full ACMI service don't have many other options. But don't just take my word for it. The industry experts, Air Cargo Management Group, sized up the medium wide-body freighter market in March. They found only 14 airlines offering ACMI service in those aircraft types, two of which were our ABX Air and ATI. Of the other 12, the largest has a fleet only one-third the size of ours. Only four others have Boeing 767s, and two of those four are using aircraft they leased from us. Most of the rest fly the Airbus A300 B4, which is near the end of its useful life and falls well short of the 767's efficiency and performance standards. To me, those facts suggest that no other carrier can offer the capabilities that we provide any time soon. The other advantage we offer is a solid balance sheet, which also differentiates us from many other asset-based air cargo companies today. In the latest expansion of our credit facility, our solid coverage ratios and growth record were more than adequate for the banks to support another $50 million on our revolver, while leaving room for more credit if an opportunity arises. Aside from upgrading our combi fleet, we currently have no other growth capital commitments. Our required capital spending for 2013 is well below our 2012 rates. We will only pursue investments that we are confident can meet our return on invested capital hurdles. And finally, we recognize that we are fortunate to have an excellent partner in DHL. The strong second-quarter results and goals they announced just yesterday support the encouraging plans they share with us about their global objectives and how we might be able to support them. Those facts give us confidence that wherever the economy settles out, the rebound will be faster and more intense for companies like us, which have aircraft that can play many different rules from covering regional networks folks to carrying smaller payloads efficiently across the world's major trans-oceanic routes. So, to sum up, we are battle tested, a leader in our market niche, with a sound and transparent strategy, excellent balance sheet, and hundreds of employees ready to serve our customers. Whatever the future holds, we're ready to take it on. Thank you. And now, moderator, we are ready to handle some questions. Q U E S T I O N A N D A N S W E R Operator (Operator Instructions) Jack Atkins, Stephens. Jack Atkins - Stephens Inc. - Analyst Good morning guys. Thank you for taking my questions. I guess first off here, maybe if we can just sort of step back and sort of walk through the delta, between the old guidance and the new, just to make sure that we're all on the same page. If we could maybe talk about how much of the revision was due to aircraft delays versus maybe some lower-than-expected lease rates, if any, or maybe higher crew expenses. Just kind of curious on how the different pieces fit together there.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes. Sure, Jack. I mean, if you look at where we're at versus where our budget was for 2012, which was the driver for the $190 million to $200 million number we gave you earlier in the year, okay, by the time we finished the first half of the year, we were about $6 million behind plan from an EBITDA standpoint. And that contrasts with the first quarter, where we're just over $1 million behind. Key element there was the deployment of the aircraft themselves, not so much from the standpoint of, in the first half, being impacted by delays in the modification process, but it was delayed more on the basis of customers finally pulling the trigger to get the airplanes in the air and flying. As you recall, on the first-quarter conference call, we mentioned the fact that we had a number of aircraft that we had planned to deploy in DHL's Middle East network. And in our plan process, it was estimated they would be put in the Middle East in the February/March time frame. The reality was, is they didn't go over there until June, just because of delays as far as DHL being ready to commit to them, and terminating an agreement they had with their provider that preceded us. And that kind of tale continued to go on as we moved through the second quarter. We had two 767-300s that entered service that were aircraft that we owned in the second quarter; and we had one aircraft that we leased in from Guggenheim, in anticipation of the requirements we had from our customer base. As it turned out, the aircraft from Guggenheim was the one that was covering for DHL. We had, I think, we put an announcement out on June 4 that we put an additional 300 and 200 into DHL's North American network. So those went there, but we still had not had those two that we owned driving revenue in the second quarter. Those two aircraft were essentially slated to take over some significant flying in the Asian marketplace for a customer. And unfortunately, due to issues with the customers' customers committing to provide the cargo to fill those aircraft, those were never deployed in the second quarter. We'll continue to see that impact as we move into the third quarter. Obviously, we anticipated that those would be flying for the entire third quarter, as opposed to only a portion of the second. But right now, it looks like based on where that customer is at for those two tails, that the operations won't commence until the end of the third quarter. And it will be on a lesser amount of flying than what was originally anticipated, in a large way being driven by the Asian economy as a whole. When you look at the rest of the fleet, we have three more aircraft, as Quint mentioned, coming online -- 767-300s through the balance of the year. Right now those are slated to go into service, which has also slipped a little bit due to production problems at IAI, as far as getting them kicked out in a timely basis from a mod perspective. Those aircraft right now are planned to start driving revenue in October, December. And the last one finishes its mod in December, so you really won't see any revenue generation on it until January. Now when you look at those in total, that's about five months of delays in terms of revenue against those assets that we won't see, both in terms of the lease or aircraft costs, call it, as well as any revenue from an ACMI perspective that would be tagged to those particular tails. So, the reality of it is, is that the hit, in terms of where we're looking at in the revised EBITDA, the most significant portion of it is in the third quarter, and then we'll see an uptick in the fourth quarter in our EBITDA. Jack Atkins - Stephens Inc. - Analyst Okay, Joe. Thank you for that color. That was very helpful. And then, when we think about sort of where we've been today versus maybe where we were a year ago, looking back to last fall, there are a lot of uncertainties about the global economy as well. And you guys didn't seem to have these same issues placing aircraft under lease, or at least having customers ready to push back on taking planes immediately. So, just curious from your perspective, what may be different today versus last year? Just trying to think more broadly on that. Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, Jack, I'm going to let Rich Corrado, our Chief Commercial Officer, address that question for us. Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer Yes, thank you. I think towards the end of last year, when the economy really started getting soft, we really didn't feel it, because we were still placing assets going through the end of the year. We placed two 767-300s in the third and fourth quarter, in fact.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. But one thing to keep in mind is the -- about the 767-200/300, due to the fact that it is much more efficient than a lot of the competitive airframes that are in that segment, we take advantage of growth opportunities, but we also take advantage of replacement opportunities. So we were putting aircraft in replacement mode last year. And in fact, coming around the corner this year, if you look at the business that we implemented in the Middle East for DHL, that replaced old A300 B4s, and the ones that we implemented in June, the 200 and the 300, replaced some DC-8s in the domestic market. So even though the growth was already starting to slow, we were still making some good headway with replacements. If you look at our current pipeline, in fact, of the top -- of the best prospects that we have, about one-third of those are still replacement opportunities that we're pursuing. So, both from - a growth perspective in regions of the world and through the replacement market, we're pretty confident about our ability to place these assets for the remainder of the year. Jack Atkins - Stephens Inc. - Analyst Okay, Rich. That's very helpful. Thank you for that. And then last question from me -- Joe, when you think about your military contract -- and that was a great gift for you guys to get that two-year contract -- do you think you can service that new military contract with just those two 757s that's you've got either coming out of mod or in mod now? Just kind of curious how many additional planes you think you'll need to add to service that contract? Could you buy them maybe from National? I heard they have a couple of planes that are for sale. Just kind of curious to get your thoughts on that. Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, Jack, I mean the reality of it is, is that part of the bid process and one of the reasons we were successful in winning that award, is that we did commit to the military as part of that program that we would transition out of the DC-8s into the 757 combi. As you know, we have one aircraft that's in modification today, which essentially, I think, for all intents and purposes, the actual touch-labor piece as far as the cutting the cargo door, et cetera, in the aircraft is complete. Right now we're anticipating that that aircraft will come online around the November timeframe, but we're going to need three more. And that's probably going to be over the next 12 months, call it. So essentially, by the end of the second quarter at the latest, we should have all of the DC-8s taken out of service and replaced with 75s. One of the additional drivers in pushing us in that direction is, is that the DC-8s, as time goes on, are due for some heavy maintenance visits. And we certainly don't want to put the dollars into heavy maintenance business that could be applied towards the purchase of new aircraft that we've already committed to from a military perspective. We do know that the National combi's are available. Obviously, they would have to meet the specifications that the military requires, in terms of gross takeoff weights, et cetera, in order to be able to do the missions. That certainly is an option, in lieu of putting them through the Precision Conversion mod. But we'll see how that plays out over the next couple of months. Jack Atkins - Stephens Inc. - Analyst Okay, great. Thanks for the time this morning, guys. Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes. Thank you, Jack. Operator Helane Becker, Dahlman Rose. Helane Becker - Dahlman Rose & Co. - Analyst

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Hi, guys. So the question I have -- thanks -- first of all, thanks for all the color. That was a very detailed, very thoughtful comment that you made this morning in your prepared remarks and we appreciate the detail. I just have a question on pricing. Are you -- are your customers pushing back on price? Are they asking in the new contracts for discounts? Are you having -- could you talk a little about that? Are you having issues placing them at sort of the rates that you've been getting? Joe Hete - Air Transport Services Group, Inc. - President and CEO I think I'll take the first part first, Helane. I mean, I don't think there's ever a negotiation with a customer where he isn't pushing back on the pricing in some way, shape, or form. But by the same token, we have not reduced pricing at all. I'll let Rich comment further, in terms of what he's seeing in the market place in that regard. Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer Yes, as Joe commented, there's always pressure on pricing. One of the things that's also helped in the beginning of this year is the price of fuel has come down. And since the price of fuel has come down, it's taken some pressure off of forwarders and off of airlines that are charging their customers rates, because the cost is coming down from that standpoint. So there's been less pressure on -- from a standpoint of negotiating for ACMI rates. Joe Hete - Air Transport Services Group, Inc. - President and CEO But I think, Helane, to that point, I think the biggest impact that we're seeing is not so much -- we're not seeing any price reductions, per se. It's really more about the level of flying that the customers are willing to commit to at this point. As I said earlier, that particular Asian customer is pulling back from the total committed hours that they're willing to do, just because their customers aren't providing as much freight for different lane segments that they had in their plan. But we still expect to deploy the same number of tails in that environment. Helane Becker - Dahlman Rose & Co. - Analyst Okay. And then are you -- is there -- you said Asia specifically. What about, like, the rest of your markets? Are you seeing any -- I mean DHL said yesterday their business was really good in the first half of the year, especially in Asia, which kind of surprised me, given everybody else's commentary. So, what about other trade or lane segments? Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer You know, we're seeing pretty much across the board, fairly strong demand in terms of prospects and opportunities. In Asia, we've got four -- three prospects we're working with now, that would include four aircraft that we're pretty high on. DHL has obviously already done really well in terms of taking additional aircraft from us this year. We anticipate there may be more needs from them going forward from around the world. In fact, even in Europe, we've got a couple of opportunities that we're pretty high on that may implement before the end of the year. So what we're sensing is a little bit more optimism. I think people were holding back making decisions. And as they've seen the global economies uptick a little bit, I think it's about 2 percent GDP to the first part of the year, they're getting a little less cautious. But it's still -- it's not a free-for-all out there by any means. But we're seeing demand across the board. Helane Becker - Dahlman Rose & Co. - Analyst And then I think you guys do some flying for TNT. And we're not obviously expecting anything to happen there before 2013, but do you think that -- I mean, have they talked to you about their plans? Or maybe they don't have any plans.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO We fly a couple of aircraft for TNT, but I think if you look at TNT with the potential -- or pending acquisition, I should say, by UPS, I think there's a lot of questions out there in terms of where they go. Clearly, UPS cannot continue to own the airline or at least 100 percent of it -- you know, similar situation to what DHL ran into when they acquired Airborne way back when. So I don't think TNT is in a position to want to make any long-term commitments to anybody, because ultimately, they're not going to be calling the shots. It was encouraging to see that they had a marked improvement in their earnings from where they were a year ago. And certainly, once UPS finishes that acquisition, we'll certainly want to be in there starting to lay that foundation today to get in front of them, to look to see whether there are opportunities. Keep in mind, UPS's primary provider in Europe today is Star Airlines, and they operate an all-767-200 fleet. So we see that as a potential opportunity for us once that's complete, if that's the direction UPS wants to head, in terms of combining hub operations. If they need additional lift, standardization of the same fleet type is always a good thing. Helane Becker - Dahlman Rose & Co. - Analyst Yes. Okay, great. Thanks. All my other questions were asked or answered during your remarks. Thank you. Joe Hete - Air Transport Services Group, Inc. - President and CEO Alright, thanks, Helane. Operator Alex Brand, SunTrust. Alex Brand - SunTrust Robinson Humphrey - Analyst Let's see. Let me start with just clarifying, Joe, I think in your prepared remarks, you said Q3 flat. And I just wanted to make sure that you were referring to year-over- year rather than sequentially. Joe Hete - Air Transport Services Group, Inc. - President and CEO No. It's sequentially, Alex. Alex Brand - SunTrust Robinson Humphrey - Analyst Okay. Now, with respect to your guidance for the EBITDA of $170 million. In the past, you've talked about run-rate EBITDA. And it looks like to me that you're -- you know, you've talked about getting, I think, to $220 million or $230 million run rate by the end of this year. So if we just adjust down by a similar amount to your 2012 guidance, call it $25 million, $30 million, does that imply your run rate expectation going into 2013 is about $200 million now? Quint Turner - Air Transport Services Group, Inc. - CFO Yes, I mean, what you -- Alex, this is Quint. As Joe said, if you look at 3Q and 4Q, you know, we did $77 million the first half. So, with the guidance of $170 million, that applies $93 million roughly in the second half. So, third quarter -- it's pretty flat. You know then that leaves you with a fourth-quarter that's a little north of $50 million.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. And what you typically would see then -- and while we're not giving a lot of guidance on 2013, you're jumping off 2012 into 2013 with, we believe, a quarter that's north of $50 million. Now, whether first quarter, you get some seasonality; but basically with the assets all deployed by the end of 2012, we would be looking at a clip more akin to basing it off of that fourth quarter. Joe Hete - Air Transport Services Group, Inc. - President and CEO And the only change from that, Alex, would be, as I said, you've got two aircraft, one completes the mod and starts driving revenue in December. The other one completes mod and starts driving revenue in January. So, when you look at the fourth-quarter run rate, you essentially have, call it, the equivalent of roughly two additional aircraft coming online. But once we get beyond that last aircraft I referenced, we really don't have any aircraft that we have commitments to acquire at this point in time or put through the modification requirement, other than anything related to the 757 combi piece. Quint Turner - Air Transport Services Group, Inc. - CFO And as we said in our remarks, too, when you look at 2013, when we complete the merger of the two airlines, we'll also be able to realize some of the synergy. I think we referenced $4.5 million on an annual run rate. You know, the lion's share of which is really only available after we merge, and so it'd be in 2013. So, when you look at the combination of that, I think we're looking for pretty significant EBITDA improvement in 2013. Alex Brand - SunTrust Robinson Humphrey - Analyst Okay. So that's great. So you can sort of just go with what you know right now, and you have implied growth for next year. Is there some risk that we don't know about, that where you've got something that's going to roll off, and you have to put back into service somewhere that could impact that upward trajectory? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, I mean in terms of when you look at the aircraft on the ACMI side, we don't talk about every tail that rolls off. But there's always an aircraft or two that is coming up on the end of its contract during the course of a quarter, and we've been pretty successful to date in terms of getting those assets redeployed. And again, the key issue here this year is not so much that we don't have the customers that are willing to step up to the aircraft at this point; the issue has been more about the timing piece, in that they have been delayed in their attempts to get the aircraft online because of whether it's their customers or their uncertainty about the economy. But I don't think there's any shortage of demand for the asset. It's just absolutely when we can start getting that thing in the air, driving revenue dollars. Alex Brand - SunTrust Robinson Humphrey - Analyst Okay. And then, when you look at the fleet, you talked about the DC-8s that you would need to swap out by the end of the second quarter for the military. It seems like one of the opportunities here is for you guys to get to a much more efficient fleet. And I'm wondering what your thoughts are on timing of exiting -- ultimately exiting DC-8s and 727s, and bringing down the cost associated with those aircraft? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, well, again, the DC-8s is going to be driven by the introduction of the 757 combis. So if you assume that all those -- the 757 combis are online by the end of the first quarter, we will also be out of the DC-8s by the end of the first quarter. On the 727 front, we are still flying three 727s -- or will be by the end of the year, because we've got a fourth 757 that will replace one of those. We'll have the 727s down to three by the end of the year. They will probably trickle over into the first quarter. We are having discussions with DHL about what do they want to do to replace those 727s. They all come up on heavy maintenance visits at the end of the first quarter, beginning of the second quarter. And I don't think anybody is going to want to commit to making that investment. Certainly, we aren't, without a customer to basically step up to it. So I would say that the 727s are probably going to be out of our fleet as well by the end of the first quarter.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. When you look at the combination of CCIA and ATI, the merger that's in place, remember the 757 and the 767 have a common type rating for the flight crews that operate those aircraft. And so, from a synergy standpoint, we get out of having two different crew types in both airlines with DC-8s and 767s and 727s and 757s. So from a synergy perspective, there's something to be gained as well just from a flight crew standpoint. Alex Brand - SunTrust Robinson Humphrey - Analyst Okay. And then my last question kind of ties into that. And that is, I feel like maintenance should be running a little lower than it is. And I don't know -- is that seasonality? Is it the DC-8? Is it your older aircraft that are requiring more maintenance? What's the right way to think about how maintenance is trending? And is there any seasonality there to consider? Joe Hete - Air Transport Services Group, Inc. - President and CEO From a seasonality standpoint, I know if you look at Atlas for example, they tend to try and get a lot of their heavy maintenance out of the way in the first part of the year, because they expect to see those large upticks in flying in the third and fourth quarter peak seasons. From our standpoint, based on the number of tails we have, it's pretty much a continuous line of aircraft going through the maintenance process. Now when you look at the two airlines, ABX expenses, all the heavy maintenance visits as they're incurred, a lot of the dollars you see on that maintenance line are related to the aircraft that are on dry lease to DHL. Those are reimbursed expenses directly, so it really doesn't have an impact on the margins. Think about it in terms of DHL right now has 18 767s that ABX operates for -- call them on leases, where they step up to that piece of it. So, really not a lot in the way of seasonality. Maybe a slight reduction in maintenance in the fourth quarter, but nothing significant. Alex Brand - SunTrust Robinson Humphrey - Analyst Great. Thanks for the time, guys. Joe Hete - Air Transport Services Group, Inc. - President and CEO All right, Alex. Operator Kevin Sterling, BB&T Capital Markets. Kevin Sterling - BB&T Capital Markets - Analyst Hey, did you guys say how many ACMI block hours you flew in the quarter? Joe Hete - Air Transport Services Group, Inc. - President and CEO Didn't say it in the prepared remarks, but we don't break it down between ACMI or CMI. I think the numbers are in our 10-Q. Kevin Sterling - BB&T Capital Markets - Analyst Okay, they're in your 10-Q, total block hours at ACMI and CMI? Joe Hete - Air Transport Services Group, Inc. - President and CEO

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I believe so. If not, we'll follow up with you, Alex. Kevin Sterling - BB&T Capital Markets - Analyst Then moving on to another question, Joe, just to kind of sum it up here, with the 767s, it sounds like customers don't want their aircraft. Just -- or just maybe kicking the can down the road. Is that the right way to think about it? Joe Hete - Air Transport Services Group, Inc. - President and CEO I don't know if it's so much -- in terms of kicking the can down the road. I mean, they're running into their own issues as far as, I guess it's one way to view it. But it's really more about them trying to get their end around, in terms of making sure obviously that they've got the revenue to support the costs that they're going to incur for doing that. But yes, the demand clearly -- it's still there, Kevin. Kevin Sterling - BB&T Capital Markets - Analyst So basically your customers aren't saying they want a different aircraft. They still like the 767s? Joe Hete - Air Transport Services Group, Inc. - President and CEO We don't know of anybody that we've, from a customer perspective, that's gone with a different aircraft type. Kevin Sterling - BB&T Capital Markets - Analyst Okay. Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer And some of the delay -- I mean a good example of this Asian opportunity that Joe had spoken about before -- you know, due to their inability to secure certain customer commitments, they had to change the routing that they wanted to perform but they're still taking the aircraft -- aircrafts. And in doing that, it starts the regulatory process all over again. So, we have to re-file for permits and re-file for route authority and those types of -- and those processes in and of themselves add, in some cases, months to the process. So in that opportunity not implementing in May and changing somewhat, we had to start the regulatory process again, and that added to the delay. Kevin Sterling - BB&T Capital Markets - Analyst Okay. And as these customers delayed the 767s, what's -- you know they keep -- let's say they keep delaying it. What flexibility do you have to deploy them elsewhere, maybe with another customer? Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer That's a good question. One of the things that -- I probably should have mentioned this earlier -- one of the other things that we've seen, particularly in the second quarter, is a significant uptick in what we call ad hoc charter requests. So when we have aircraft that aren't dedicated to customers and locked up flying in a lane, they're available to fly charter opportunities, sometimes for the military, sometimes for just commercial. And we've seen a very -- it was surprising, but started right around the beginning of May when we just started getting a lot more. So what we do, Kevin, is, we bid on these charter opportunities and we fly them. And we try to get as much revenue as we can when we have available block hours.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Kevin Sterling - BB&T Capital Markets - Analyst Okay, great. The rest of my questions have been answered. Thank you for your time this morning. Joe Hete - Air Transport Services Group, Inc. - President and CEO Hey, Kevin, in answer to your block hour question, the second quarter, we did 20,627 block hours, and that compares with the first quarter number of 20,360. So not a lot of differential between these first and second quarters, which clearly, when you look at it from a revenue perspective, pretty much supports that. Kevin Sterling - BB&T Capital Markets - Analyst Okay. Well, you did -- what did you say, 20,627 in the second quarter? Quint Turner - Air Transport Services Group, Inc. - CFO This quarter is up about 15%, Kevin, from the year-ago quarter. Kevin Sterling - BB&T Capital Markets - Analyst Okay. Quint Turner - Air Transport Services Group, Inc. - CFO So, it gives you an idea. Quint Turner - Air Transport Services Group, Inc. - CFO Adjusted for BAX. Yes, after you back out the DC-8 and 727 BAX hours. Kevin Sterling - BB&T Capital Markets - Analyst Okay. All right, thank you. Operator (Operator Instructions) Adam Ritzer, R.W. Pressprich & Company. Adam Ritzer - R. W. Pressprich & Co. - Analyst Just to summarize some of the things you talked about, if I look at the aircraft placements that you gave in the last page of the projections, you had 54 aircraft placed at the end of June. I think you said you had 61 you own right now. Is that correct? Joe Hete - Air Transport Services Group, Inc. - President and CEO 61 was last year's number --

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Adam Ritzer - R. W. Pressprich & Co. - Analyst Okay. So how many aircraft do you have right now that are not placed? Let's say -- put it that way. Joe Hete - Air Transport Services Group, Inc. - President and CEO Well, as we said earlier, Adam, we have two 767-300s -- and again, I'm all only talking about aircraft that are available to actually fly revenues. Adam Ritzer - R. W. Pressprich & Co. - Analyst Exactly. Right. Joe Hete - Air Transport Services Group, Inc. - President and CEO We do have some in modification. But if you look at it at the end of the second quarter, we had two 767-300s that were ready for flight but weren't basically under contract to drive revenue. Now, those two aircraft, as I said, we anticipate one will start revenue service next week, and the second of those two will start driving revenue before the month is out. Adam Ritzer - R. W. Pressprich & Co. - Analyst Okay. And then you have -- you said there's three more you're taking delivery on in second-half. Joe Hete - Air Transport Services Group, Inc. - President and CEO That's correct. One will be ready for revenue service in October; one in December. Then -- and the last aircraft actually completes mod in December, so you really won't see any revenue out of it until January. Adam Ritzer - R. W. Pressprich & Co. - Analyst Right. Okay. So then you'll be 100 percent leased. Joe Hete - Air Transport Services Group, Inc. - President and CEO Well, yes, I mean, in terms of aircraft that are ready for revenue service. Adam Ritzer - R. W. Pressprich & Co. - Analyst Right. And right now besides the three you have coming due in the second half, you said there's no more deliveries you're taking in 2013. Is that correct? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes. The only change to that in terms of 767s, that's correct. But we still have to complete the four required 757 combis, of which today, we only have one. So we'll be looking to add three more combis. And whether those all hit in 2012 or 2013 is an open question. When you look at our capital requirements, as we said previously, our capital requirement or capital budget for this year is $180 million to $200 million. Right? And that included some of the 757 combis.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. If you look out through 2013 in terms of what we have to commit to from a capex perspective, inclusive of filling out the four 757 combis, you're really looking between that and maintenance capex, and final payments on the last modification in December, you're looking at probably $60 million to $70 million worth of capex spend we would have to put out there, in addition to that $180 million to $200 million that we've talked about today. And again -- but that assumes no additional 767s. Adam Ritzer - R. W. Pressprich & Co. - Analyst Right. And that also includes, like you said, maintenance capex, which I think is what $25 million to $30 million ? Joe Hete - Air Transport Services Group, Inc. - President and CEO $25 million, $30 million. Adam Ritzer - R. W. Pressprich & Co. - Analyst Okay. So that's going to leave us with either additional capacity to do something with it, buy more aircraft, et cetera. Joe Hete - Air Transport Services Group, Inc. - President and CEO Correct. Adam Ritzer - R. W. Pressprich & Co. - Analyst With -- I know you guys have always been aggressive at buying aircraft. With some of the near-term delays or push outs, whatever the correct terminology is, are you still thinking you want to be as aggressive in finding planes? Or do you think in this economic environment, A, do you take it a little easier? What's your thinking now? Joe Hete - Air Transport Services Group, Inc. - President and CEO Well, I think, Adam, from the standpoint there's a couple of pieces to that. First and foremost is, buying the actual aircraft itself is not necessarily the biggest part of the expenditure. For example, depending upon the condition of the aircraft and the engines, you could buy 767-300 for $7 million to $8 million, for example. And remember, we talk about $28 million to $30 million service cost. So a huge chunk of it is the actual modification, which is $13 million, $14 million, if you've got to run engines through the shop. So to that end, if we were to come across what we thought was an excellent buy opportunity for an airframe, we may buy that, sit on it, and not make the additional capex until such time that we saw that the market was there for it. So, yes, we're going to pull back a little bit. But the irony in all of this is, there's still a scarcity of feedstock at this point in time. We really don't have anything that we could point to today that says this is a good target for us. Adam Ritzer - R. W. Pressprich & Co. - Analyst Okay. So that's a good point. So if a plane only cost you $7 million or $8 million, I think in the past, you've said that you want to buy things as sometimes even a blocking mechanism for other companies not to get those aircraft. You could buy those, store them wherever you store them, and then wait to modify them when you get actual contracts. Joe Hete - Air Transport Services Group, Inc. - President and CEO That's correct.

AUGUST 03, 2012 / 10:00PM EDT, ATSG - Q2 2012 Air Transport Services Group, Inc. Earnings Conference Call 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Adam Ritzer - R. W. Pressprich & Co. - Analyst Perfect. Okay. I appreciate the color. Thanks very much. Operator I will now turn the call back over to your host for today, Mr. Joe Hete, for closing remarks. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thank you, moderator. We have spent a lot of time this morning talking about the pace of our performance through the rest of 2012. We're managing to maximize this year's results, but our planning horizon now extends through 2013 and beyond. We expect 2013 to be better than 2011 or 2012, due primarily to our substantial growth investments, and the operating and organizational changes we are making this year. Our assets and operations produced a substantial cash flow. As we start our planning for 2013, we will continue to assess all options for the best use of free cash flow, comparing investments and additional assets to other potential cash applications, including debt repayment and share repurchases. We remain confident in our outlook and in the value of what we offer in the marketplace. Thank you and have a quality day. Operator Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect. Have a great day. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward- looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. © 2012 Thomson Reuters. All Rights Reserved.